EXHIBIT 99.1

Contact:	Paul Elsberg Exelon Communications 312-394-7417	FOR IMMEDIATE RELEASE

Exelon Generation Announces $900 Million Bond Sale

CHICAGO (Sept. 27, 2010) – Exelon Generation Company LLC (Generation) announced today that it has agreed to sell $550 million of Senior Notes maturing on October 1, 2020, with a coupon of 4.00%, and $350 million of Senior Notes maturing on October 1, 2041, with a coupon of 5.75%. The offering is being led by Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., RBS Securities Inc., BNP Paribas Securities Corp., Mizuho Securities USA Inc., Wells Fargo Securities, LLC and The Williams Capital Group, L.P., who are acting as joint book-running managers. Lebenthal & Co., LLC is acting as co-manager. The sale of the Senior Notes is expected to close on September 30, 2010.

Generation’s offering demonstrates its continuing support for diversity and inclusion. The deal included minority-owned The Williams Capital Group, L.P., which was mandated as a joint book-running manager, and woman-owned Lebenthal & Co., LLC, which was mandated as a co-manager.

Generation will use the net proceeds from the sale to fund a portion of the purchase price Generation will pay for its pending acquisition of John Deere Renewables, LLC, an owner and operator of 735 megawatts of operating wind electric generating facilities; fees and expenses related to that acquisition; and for general corporate purposes.

A registration statement relating to the Senior Notes has been declared effective by the Securities and Exchange Commission. The offering is being made by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by calling Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-877-858-5407, Goldman, Sachs & Co. at 1-866-471-2526, RBS Securities Inc. at 1-866-884-2071, BNP Paribas Securities Corp. at 1-800-854-5674, Mizuho Securities USA Inc. at 1-866-271-7403, Wells Fargo Securities, LLC at 1-800-326-5897 and The Williams Capital Group, L.P. at 1-212-830-4530. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part I, Financial Information, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by Exelon Corporation and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. The Companies do not undertake any obligation to publicly release any revision to their forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with more than $17 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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